SCHEDULE 14C INFORMATION
         Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934
                       (Amendment No. __)

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Check the appropriate box:

[ ]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Information Statement


                            BUI, INC.
                 Commission File Number: 0-26917

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                            BUI, INC.
              66 E. Wadsworth Park Drive, Suite 101
                       Draper, Utah 84020

                      INFORMATION STATEMENT
                      Dated March 31, 2000


                WE ARE NOT ASKING YOU FOR A PROXY
          AND YOU ARE REQUESTED NOT TO SEND US A PROXY


     This Information Statement of BUI, Inc., a Delaware corporation, gives notice of the pending change in the Company's name to "BuyersOnline.com, Inc." It is first being sent to stockholders of the Company on March 31, 2000.

     On January 27, 2000, the board of directors adopted, with its recommendation for approval by the stockholders, a resolution to approve an amendment to the Company's Certificate of Incorporation to change its name to BuyersOnline.com, Inc. The name change was approved and recommended by the board of directors because of the Company's plan to advertise and promote its products and services under the "BuyersOnline.com" brand name. The board of directors has elected to act immediately on this matter rather than wait for the annual stockholders meeting later this year because the Company plans to roll out its new marketing program under its new name in March 2000. BUI intends to hold its annual stockholders meeting by the end of June 2000.

     As of the date of this Information Statement, BUI received written consents from stockholders of record representing 1,772,086 shares of common stock, or 50.05% of the issued and outstanding shares. Accordingly, the stockholders have approved the name change. The record date for determining the stockholders entitled to execute written consents was February 28, 2000. As of the record date there were 3,540,632 shares of the Company's common stock and 2,000,000 shares of the Company's Series A convertible Preferred Stock issued and outstanding. Only the holders of common stock were entitled to give written consents on the proposed name change.

     The name change will take effect as of April 20, 2000. Upon effectiveness of the name change, certificates for shares of the Company's common stock issued under its former name will continue to represent the same interest in the Company under the new name. IT WILL NOT BE NECESSARY FOR STOCKHOLDERS TO EXCHANGE THEIR COMPANY STOCK CERTIFICATES, ALTHOUGH STOCKHOLDERS MAY EXCHANGE THEIR CERTIFICATES IF THEY WISH.

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   SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth as of March 10, 2000, the number and percentage of the outstanding shares of common stock which, according to the information supplied to BUI, were beneficially owned by (i) each person who is currently a director, (ii) each executive officer, (iii) all current directors and executive officers as a group and (iv) each person who, to the knowledge of BUI, is the beneficial owner of more than 5% of the outstanding common stock. The only beneficial owners of more than 5% of the outstanding common stock of which BUI is aware are also directors or officers. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

                               Amount and Nature of Beneficial Ownership

                                Common    Preferred                  Percent
Name and Address                Shares      Shares    Options (1)  of Class (2)

Rod Smith (3)                   317,358        0        391,250        18.0
66 E. Wadsworth Park Drive
Draper, Utah 84020

Theodore Stern (4)                3,988     80,000         0            2.3
2210 One PPG Place
Pittsburgh, PA 15222

Gary Smith (3)                  259,567        0           0            7.3
66 E. Wadsworth Park Drive
Draper, Utah 84020

Edward Dallin Bagley            351,552     20,000         0           10.4
2350 Oakhill Drive
Salt Lake City, Utah 84121

G. Douglas Smith (3)             51,914        0        238,913         7.7
66 E. Wadsworth Park Drive
Draper, Utah 84020

Paul Jarman                      61,184        0        216,798         7.4
66 E. Wadsworth Park Drive
Draper, Utah 84020

All Executive officers and    1,045,563    100,000      846,961        44.4
 Directors as a Group (6 persons)

           Footnotes to table follow on the next page.

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Footnotes to table on preceding page.

(1) These figures represent options that are vested or will vest within 60 days from the date as of which information is presented in the table.

(2) These figures represent the percentage of ownership of the named individuals assuming each of them alone has exercised his options or conversion rights, and percentage ownership of all officers and directors as a group assuming all purchase and conversion rights held by such individuals are exercised.

(3)  Gary Smith is the father of Rod Smith and G. Douglas Smith.

(4) First Level Capital, Inc., the placement agent for BUI's offering of Series A Convertible Preferred Stock, is entitled to designate two members of the board of directors pursuant to the sales agent agreement with BUI. Theodore Stern, who was designated by First Level Capital, has been appointed to the board and the Company has yet to act on any other designation by First Level Capital. The sales agent agreement further provides that BUI will nominate for election as directors at each meeting of stockholders held during a period of two years ending June 25, 2001, two persons designated by First Level Capital, Inc.

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